                                                                      Exhibit 21

                 SUBSIDIARIES OF PACKAGING DYNAMICS CORPORATION


                                              Jurisdiction of Incorporation or
                                              --------------------------------
               Name                                     Organization
               ----                                     ------------

Packaging Dynamics Operating Company                      Delaware

Bagcraft Packaging, L.L.C.                                Delaware

International Converter, Inc.                             Delaware

IPMC Acquisition, L.L.C.                                  Delaware

Iuka, Incorporated                                        Delaware

Wolf Packaging Inc.                                         Iowa

Papercon U.S. Holding, Inc.                               Delaware

Papercon Canada Holding Corp.                       Nova Scotia, Canada

GMG International, Inc.                                   Georgia

Papercon, Inc.                                            Georgia